UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): July 22, 2005
LHC Group, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	8082 (Commission File Number)	71-0918189 (I.R.S. Employer Identification No.)

420 West Pinhook Rd., Suite A, Lafayette, LA (Address of Principal Executive Offices)	70503 (Zip Code)
(337) 233-1307
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On July 22, 2005, LHC Group, Inc. (the “Company”) issued a press release announcing that it has executed a definitive agreement to acquire all of the outstanding common stock of Home Care Plus, Inc., a privately-held West Virginia corporation (“Home Care Plus”) and provider of home healthcare services, for a purchase price of approximately $4.5 million.
     Home Care Plus operates four satellite offices in addition to its Lewisburg, West Virginia headquarters, including offices in Alderson, Rupert and White Sulphur Springs, within West Virginia’s Greenbriar County, and an office in Pickaway within Monroe County, West Virginia.
     Completion of the sale is subject to regulatory clearance and satisfaction of customary closing conditions. The acquisition, which has received approval from both LHC Group and Home Care Plus’ respective Boards of Directors, is expected to close in the third quarter of fiscal year 2005.
Item 9.01 Financial Statements and Exhibits.
     A copy of the Company’s press release concerning the Home Care Plus acquisition is attached as Exhibit 99.1 to this Current Report on Form 8-K.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LHC GROUP, INC.
By:	/s/ R. Barr Brown
R. Barr Brown
Senior Vice President, Chief Financial Officer and Treasurer

Dated: July 26, 2005

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION
99.1	Press Release, dated July 22, 2005